Exhibit 99.1

Actelis Networks Announces Launch of GigaLine 9000 Solution for Large-Scale Building Connectivity Applications

Actelis’ GL9000 hybrid-fiber networking solution enables gigabit connectivity for buildings having hundreds of units, addressing opportunities in the multi-billion-dollar in-building connectivity market

New Product also enables more efficient potential use of $42.45 billion U.S. Federal BEAD Program funding by leveraging existing infrastructure to connect underserved US communities

FREMONT, Calif., September 4, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced the launch of its GigaLine 9000 solution (“GL9000”) designed for large-scale building connectivity applications. The innoovative system delivers fiber-grade gigabit communication services to buildings consisting of hundreds of apartments, office suites or hotel rooms utilizing existing copper and coax infrastructure, addressing the connectivity requirements of large installations, buildings, and arenas.

The GL9000 incorporates a scalable architecture that enables facilities to implement and manage connectivity solutions incrementally without substantial initial capital expenditure. The solution addresses infrastructure modernization challenges faced by large facilities that require enterprise-grade connectivity while managing deployment costs and minimizing operational disruption. This opportunity is underscored by the in-building wireless market, which is projected to grow from $22.58 billion in 2025 to $46 billion by 2030.1

The Company believes the solution also addresses inefficiencies in the U.S. Federal Government’s $42.45 billion Broadband Equity, Access, and Deployment (“BEAD”) Program2, where taxpayer funding for underserved populations is disproportionately allocated to costly fiber buildouts. As recently highlighted in coverage of BEAD Program challenges, Actelis’ technology has the potential to enable the same budget to connect substantially more households through existing infrastructure optimization.3

“The GL9000 addresses the fundamental communication challenges facing large buildings today,” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “By leveraging existing copper and coax infrastructure, properties can achieve gigabit performance overnight while avoiding the costs and complexity associated with traditional fiber installations in buildings. The GL9000 joins our GL900 product line, which delivers ultra-low power connectivity solutions for smaller buildings. With the in-building wireless expected to approach ~$40 billion in the next few years, we believe that Actelis is uniquely positioned to generate significant value by delivering solutions that combine enterprise-grade performance with rapid, cost-efficient deployment.”

The solution is positioned for deployment in markets where copper and coax infrastructure is established, with initial market focus in the United States and expansion opportunities in European markets through alternative carrier partnerships. The system features advanced network management capabilities, and comprehensive remote monitoring designed for large-scale facility operations.

1       https://www.prnewswire.com/news-releases/in-building-wireless-market-worth-39-46-billion-by-2030--marketsandmarkets-302505233.html

2       https://www.ntia.gov/funding-programs/high-speed-internet-programs/broadband-equity-access-and-deployment-bead-proram

3       https://www.ibtimes.com/42-billion-broadband-problem-why-americas-internet-fix-may-missing-point-3781306

Large facilities have historically faced connectivity infrastructure challenges requiring significant capital investment while maintaining operational continuity. The GigaLine 9000 utilizes existing copper and coax infrastructure to enable rapid service deployment, typically completed within one hour for complex facility environments.

The solution’s management capabilities support centralized operations across large facilities, providing operational efficiency improvements for facility operators. The scalable deployment model accommodates expansion from initial implementations to full 160-endpoint configurations based on facility requirements and budget parameters.

Actelis is implementing its go-to-market plan through established partnerships with system integrators and technology distribution channels specializing in large facility connectivity solutions. The solution is currently available for deployment, with market expansion supported through North American and European channel partnerships and comprehensive technical support services.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

Arx | Capital Markets & IR
North American Equities Desk
actelis@arxadvisory.com